Exhibit 7





                               AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                        OF
                          NORTHERN POWER WISCONSIN CORP.
                            (a Wisconsin corporation)


                   These Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof.

                  ARTICLE I.  NAME, REGISTERED OFFICE AND AGENT

                   The name of this corporation shall be NORTHERN POWER WISCONSIN CORP. At the time of the adoption of these Articles, the address of the registered office of the Corporation is 44 East Mifflin Street, Madison, Wisconsin 53703 and its regis-tered agent at such address is C T CORPORATION SYSTEM.

                               ARTICLE II.  PURPOSE

                   The corporation is organized to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL, including but not limited to acquir-ing, maintaining and operating facilities by or through which the corporation can provide communication, transportation, wa-ter, light, heat, or power to the public and to acquire and hold rights and franchises for the occupation and use of prop-erty for providing public utility services.

                              ARTICLE III.  DURATION

                   The period of duration of this Corporation shall be perpetual.

                              ARTICLE IV.  DIRECTORS

         1.   Board of Directors

                   The management of this Corporation shall be vested in a Board of Directors composed of not less than three (3) and not more than seventeen (17) members, who shall be elected by the stockholders of the Corporation in the manner provided by the Bylaws. It shall not be necessary that directors be stockholders in the Corporation. The number of directors shall be fixed from time to time by the Bylaws, and such number may be increased or decreased within the above limits in such man-ner as may be provided by the Bylaws. Vacancies in the Board caused by an increase in the number of directors or by death,










         resignation, disqualification, or other cause, may be filled by the remaining directors or by the stockholders at an annual or special meeting, as may be provided by the Bylaws.

                     ARTICLE V.  DESCRIPTION OF CAPITAL STOCK

                   The total authorized number of shares that may be issued by the Corporation and that the Corporation will hence-forth be authorized to have is one hundred sixty-seven million (167,000,000) of the par value per share hereinafter set forth.

                   A description of the classes of shares and a state-ment of the number of shares in each class and the relative rights, voting power, and preferences granted to and restric-tions imposed upon the shares of each class are as follows:


         1.  Authorized Number and Classes of Shares.

                   Such shares shall be divided into two classes to be designated, respectively, Preferred Stock and Common Stock.
         The total authorized number of shares of Preferred Stock is seven million (7,000,000) having a par value of one hundred dollars ($100) per share, and the total authorized number of shares of Common Stock is one hundred sixty million (160,000,000) having a par value of two dollars and fifty cents ($2.50) per share.


         2.   Issuance and Terms of Preferred Stock

                   The Preferred Stock may be issued in series, each of which series shall have such distinctive designation as may be fixed by the Board of Directors prior to the issuance or al-lotment of any share of such series, provided that such des-ignation shall in each case include the words "Preferred Stock". The Board of Directors is hereby authorized, within the limitations and restrictions hereinafter stated and within the limits of the WBCL, to fix from time to time, in respect of shares of Preferred Stock at the time unallotted, the dividend rates and times of payment, the redemption price, and liquida-tion price or preference as to assets in voluntary liquidation of the shares of any series of Preferred Stock (except the se-ries designated "Cumulative Preferred Stock, $3.60 Series," in respect of which such provisions are hereinafter set forth) and the number of shares constituting any series of Preferred Stock.












         3.   Preferences of Preferred Stock

              a.   Dividends

                   The holders of shares of Preferred Stock, irrespec-tive of the series thereof, shall be entitled to receive in preference to the Common Stock, when and as declared by the Board of Directors of the Corporation, out of its net earnings or surplus, cumulative dividends at such rate as shall have been fixed for the series of which such shares are a part, and no more, payable to shareholders of record on such dates and for such dividend periods as shall be fixed by the Board of Directors of the Corporation. So long as dividends are in de-fault in whole or in part on a series of Preferred Stock for any prior dividend period for such series of Preferred Stock, any dividends on the Preferred Stock shall be divided among the outstanding series of Preferred Stock for which dividends are accumulated and unpaid for any prior dividend period applicable thereto in proportion to the aggregate amounts that then would be distributable to the holders of Preferred Stock of each such series if all dividends accumulated thereon and unpaid for all prior dividend periods applicable thereto were paid and de-clared thereon. Dividends on each share of Preferred Stock shall begin to accrue on the first day of the dividend period during which the original issue of a certificate for such share shall occur; provided, however, that, in the case of any series of Preferred Stock issued in exchange for a series of preferred stock, par value $2.50 per share of Northern States Power Com-pany, a Minnesota corporation, which was created after May 6, 1970, the Board of Directors, in its discretion, may fix the date of original issue of the shares of such series as the date from which dividends shall accrue.

              b.   Liquidation and Dissolution

                   In the event of any distribution of assets of the Corporation other than by dividends from net earnings or sur-plus, whether upon voluntary liquidation or dissolution or upon involuntary liquidation or dissolution of the Corporation, the holders of the shares of Preferred Stock shall be entitled, in preference to the Common Stock, to one hundred dollars ($100) per share in the case of involuntary liquidation or dissolution and to such amount per share in the case of voluntary liquida-tion or dissolution (which may differ from that payable in in-voluntary liquidation or dissolution) as shall have been fixed by the Board of Directors for the shares of the series of which they are a part, plus in each case an amount equal to all div-idends accumulated and unpaid thereon, and no more. The con-solidation or merger of this Corporation with or into any other










         corporation or corporations shall not be deemed to be distri-bution of assets or liquidation or dissolution of the Corpora-tion within the meaning of any provisions hereof.

                   If upon any such distribution of assets of the Cor-poration the assets distributable among the holders of the Preferred Stock of all series shall be insufficient to pay in full the amounts to which the holders of Preferred Stock of all series are entitled under the foregoing provisions, the amount distributable to the holders of all shares of Preferred Stock of all series shall be apportioned among them ratably in pro-portion to the amounts to which they are, respectively, enti-tled in accordance with such foregoing provisions.

              c.   Dividend Arrearages

                   Dividends may be paid upon the Common Stock only when dividends have been paid, or declared and set apart for payment in full, on the Preferred Stock of all series from the date on which dividends thereon began to accrue to the beginning of the current dividend periods, but whenever all such dividends have been paid, or declared and funds set apart for the payment thereof in full, upon the Preferred Stock of all series then dividends upon the Common Stock may be declared, payable then or thereafter out of any net earnings or surplus then remain-ing. The holders of Preferred Stock shall not be entitled to receive any amounts upon any distribution of the assets of the Corporation other than by dividends from net earnings or sur-plus in excess of the amount to which they are, respectively, entitled in accordance with the foregoing provisions hereof, but after the payment of such amounts in accordance with the provisions hereinabove set forth, the holders of Common Stock, subject to the rights of holders of stock of any other class hereafter authorized, shall receive all further amounts in distribution of such assets of the Corporation.

         4.   Redemption of Preferred Stock

                   The Corporation, at its option, may at any time and from time to time redeem the whole or any part of the Preferred Stock of any series or all series, upon at least thirty days' previous notice by mail or publication given to the holders of record of the shares to be redeemed or upon such other period and form of notice as shall be fixed by the Board of Directors in the resolution establishing such series, by paying for each share to be redeemed the redemption price which shall have been fixed, as herein provided, for the shares of the series of which it is a part plus in each case an amount equal to the dividends upon such shares so to be redeemed at the rate or rates fixed with respect to such shares from the date or dates









         on which dividends on such shares began to accrue to the date fixed for the redemption thereof less the amount of dividends theretofore paid thereon, such payment to be made only on pre-sentation and surrender for cancellation of the certificate or certificates representing the share or shares so called for redemption properly endorsed or assigned by the owner of record thereof. If less than all the outstanding shares of the Pre-ferred Stock are to be redeemed, the shares to be redeemed shall be determined by the Board of Directors of the Corpora-tion, either by lot, or by redemption pro rata, as the Board of Directors see fit. If the notice of redemption hereinabove provided for shall have been given as hereinabove provided and if on or before the redemption date specified in such notice funds necessary for the redemption of the share or shares to be redeemed shall have been set apart, as a trust fund, so as to be available therefor, then notwithstanding that any certifi-cate for the shares of Preferred Stock so to be redeemed shall not have been surrendered for cancellation, the shares repre-sented thereby from and after the date of redemption so speci-fied shall no longer be deemed outstanding and the right to receive dividends thereon shall cease to accrue and all rights of the holders of the shares to be redeemed as shareholders of the Corporation, except the right to receive the redemption price without interest upon endorsement and surrender of the certificates for said shares so redeemed, shall cease and ter-minate.

         5.   Voting Rights

              a.   Number of Votes

                   The holders of the Preferred Stock (other than Pre-ferred Stock of the series designated "Cumulative Preferred Stock, $3.60 Series") shall be entitled to one vote for each share thereof held by them, the holders of Preferred Stock heretofore or hereafter issued of the series designated "Cumu-lative Preferred Stock, $3.60 Series" shall be entitled to three votes for each share thereof held by them, and the hold-ers of the Common Stock shall be entitled to one vote for each share thereof held by them; provided, however, that:

                        (i) If and when dividends payable on the Pre-ferred Stock of any series at the time outstanding are in default in an amount equivalent to the amount payable thereon during the immediately preceding twelve month period, and until such default shall have been remedied as hereinafter provided, the pre-ferred shareholders, voting as a class and without regard to series, shall be entitled to elect the smallest number of directors necessary to constitute









                   a majority of the full Board of Directors, and the common shareholders, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. Upon accrual of such special right of the Preferred Stock, a meeting of the preferred and the common shareholders for the election of di-rectors shall be held upon notice promptly given as provided in the Bylaws for a special meeting by the President or the Secretary of the Corporation. If within fifteen days after the accrual of such special right of the Preferred Stock the President and the Secretary of the Corporation shall fail to call such meeting, then such meeting shall be held upon notice, as provided in the Bylaws for a special meeting, given by the holders of not less than 1,000 shares of the Preferred Stock after filing with the Corporation of notice of their intention to do so. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the preferred shareholders, whether or not the common shareholders shall at the time of such termination have elected the remaining directors of the Corpora-tion; thereafter during the continuance of such spe-cial right of the Preferred Stock to elect a majority of the Board of Directors, the holders of such stock, voting as a class, shall be entitled to elect a ma-jority of the Board of Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the corporation; and all directors so elected, whether at such special meeting or any adjournment thereof, or at any subsequent annual meeting for the election of directors, held during the continuance of such spe-cial right, shall hold office until the next suc-ceeding annual election and until their respective successors, elected by the preferred shareholders, voting as a class, and the common shareholders, vot-ing as a class, are elected and qualified, unless their terms of office shall be sooner terminated as hereinafter provided. However, if and when all div-idends then in default on the Preferred Stock shall thereafter be paid (and such dividends shall be de-clared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of such special right herein provided for to elect a majority of the Board of Directors, but subject always to the same provisions for the vesting of such special right










                   in such stock in the case of any similar future de-fault or defaults, and the election of directors by the preferred and common shareholders, voting without regard to class, shall take place at the next suc-ceeding annual meeting for the election of directors, or at any adjournment thereof. The terms of office of all persons who may be directors of the Corpora-tion at the time of such divestment shall terminate upon the election of the directors at such annual meeting or adjournment thereof.

              b.   First Meeting for Election of Directors

                   At the first meeting for the election of directors after any accrual of the special right of the preferred share-holders to elect a majority of the Board of Directors, as pro-vided above, and at any subsequent annual meeting for the election of directors held during the continuance of such spe-cial right, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Preferred Stock without regard to series shall be necessary to constitute a quorum for the election of the directors whom the preferred shareholders are entitled to elect, and the presence in person or by proxy of the holders of record of a majority of the out-standing shares of Common Stock shall be necessary to consti-tute a quorum for the election of the directors whom the common shareholders are entitled to elect. If at any such meeting there shall not be such a quorum of the preferred shareholders, the meeting shall be adjourned from time to time without notice other than announcement at the meeting until such quorum shall have been obtained; provided that, if such quorum shall not have been obtained within ninety (90) days from the date of such meeting as originally called (or, in the case of any an-nual meeting held during the continuance of such special right, from the date for such annual meeting), the presence in person or by proxy of the holders of record of one-third of the out-standing shares of the Preferred Stock, without regard to se-ries, shall then be sufficient to constitute a quorum for the election of the directors whom such shareholders are then en-titled to elect. The absence of a quorum of the preferred shareholders as a class or of the common shareholders as a class shall not, except as hereinafter provided for, prevent or invalidate the election by the other class of shareholders of the directors whom they are entitled to elect, if the necessary quorum of shareholders of such other class is present in person or represented by proxy at any such meeting or any adjournment thereof. However, at the first meeting for the election of directors after any accrual of the special right of the pre-ferred shareholders to elect a majority of the Board of Direc-tors, the absence of a quorum of the preferred shareholders









         shall prevent the election of directors by the common share-holders, until a quorum of the preferred shareholders shall be obtained.

              c.   Cumulative Voting

                   The holders of shares of stock of any class entitled to vote at a meeting for the election of directors shall have the right to cumulate their votes at such election in the man-ner provided by the WBCL.

         6.   Special Voting Rights of Preferred Stock

              a.   Act Requiring Majority Vote of Preferred Stock

                   So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given in writ-ing or by vote at a meeting duly called for the purpose in ac-cordance with the provisions of the Bylaws) of the holders of a majority of the total number of shares of such stock, without regard to series, present or represented by proxy at such meeting, at which meeting a quorum as hereinafter provided shall be present or represented by proxy;

                        (i) Issue any unsecured notes, debentures, or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Cor-poration or the redemption or other retirement of outstanding shares of one or more series of the Pre-ferred Stock, if, immediately after such issue or assumption, the total principal amount of all unse-cured notes, debentures, or other securities repre-senting unsecured indebtedness issued or assumed by the Corporation and then outstanding (including un-secured securities then to be issued or assumed) would exceed twenty percent (20%) of the aggregate of
                   (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be out-standing, and (b) the capital and surplus of the Corporation (including all earned surplus, paid-in surplus, capital surplus, or other surplus of the Corporation) as then to be stated on the books of account of the Corporation; or

                       (ii) merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance of assumption of all









                   securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Pub-lic Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises; provided that the provisions of this clause
                   (ii) shall not apply to a purchase or other acquisi-tion by the Corporation of the franchises or other assets of another corporation, or otherwise apply in any matter which does not involve a merger or con-solidation.

              b.   Quorum of Preferred Stockholders

                   For the purpose of this Section 6, the presence in person or by proxy of the holders or record of a majority of the outstanding shares of Preferred Stock, without regard to series, shall be necessary to constitute a quorum; provided, that if such quorum shall not have been obtained at such meet-ing or at any adjournment thereof within thirty (30) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of record of one-third (1/3) of the outstanding shares of such stock, without regard to se-ries, shall then be sufficient to constitute a quorum; and provided further that in the absence of a quorum, such meeting or any adjournment thereof may be adjourned from time to time by the officer or officers of the Corporation who shall have called the meeting (but at intervals of not less than seven days unless all shareholders present or represented by proxy shall agree to a shorter interval) without notice other than announcement at the meeting until a quorum as above provided shall be obtained.

              c.   Acts which Include Redemption of Preferred Stock

                   No vote or consent of the holders of any series of the Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured in-debtedness, or such consolidation, merger, or sale, provision is made for the redemption or other retirement of all shares of such series then outstanding.

              d.   Additional to Other Voting Requirements

                   The provisions set forth in this Section 6 are in addition to any other vote required by any provision of the Articles of Incorporation of the Corporation, as amended, or applicable statute, and shall be so construed.









         7.   Issuance in Amount of Preferred Stock

                   So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of a majority of the total number of shares of such stock then outstanding, without regard to class or series, present or represented by proxy at such meeting, increase the total authorized amount of Preferred Stock (other than as authorized by this Article V) or authorize any other preferred stock ranking on a parity with the Prefer-red Stock as to assets or dividends (other than through the reclassification of then authorized but unissued shares of Preferred Stock into shares of such other preferred stock).

         8.   Issuance of Stock Preferred over Preferred Stock

                   So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of at least sixty-six and two-thirds per cent (66-2/3%) of the total number of shares of Preferred Stock, without regard to series, then outstanding, present or represented by proxy at such meeting, authorize any class of stock which shall be preferred as to assets or divi-dends over the Preferred Stock; or, without the consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the total number of shares of Preferred Stock then out-standing, given as above provided in this Section 8, amend the Articles of Incorporation, to change the express terms and provisions of the Preferred Stock in any manner substantially prejudicial to the holders thereof.

         9. Effecting and Validating Additional Stock or Securities Convertible into Stock

                   So long as any shares of Preferred Stock are out-standing, the consent of the holders of at least two-thirds (2/3) of the Preferred Stock at the time outstanding, voting as a class and without regard to series, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating the issue of any additional shares of Preferred Stock (other than and not exceeding 275,000 shares of the Cumulative Preferred Stock, $3.60 Series), or any shares of stock, or of any secu-rity convertible into stock, of any class ranking on a parity with the Preferred Stock, unless












                        (i) the net income of the Corporation (deter-mined as hereinafter provided) for any twelve con-secutive calendar months within the fifteen calendar months immediately preceding the month within which the issuance of such additional shares is authorized by the Board of Directors of the Corporation shall have been in the aggregate not less than one and one-half times the sum of the interest requirements for one year on all of the indebtedness of the Corpora-tion to be outstanding at the date of such proposed issue and the full dividend requirements for one year on all shares of Preferred Stock, and all other stock, if any, ranking prior to or on a parity with the Preferred Stock, to be outstanding at the date of such proposed issue, including the shares then pro-posed to be issued but excluding any such indebted-ness and any such shares proposed to be retired in connection with such proposed issue. For purposes of calculating the dividend requirements for one year applicable to any series of Preferred Stock proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the higher of
                   (A) the dividend rate applicable to such series of Preferred Stock on the date of such calculation, or
                   (B) the average dividend rate payable on all series of Preferred Stock outstanding during the twelve month period immediately preceding the date of such calculation. For purposes of calculating the divi-dend or interest requirements for one year applicable to any series of Preferred Stock or indebtedness outstanding at the date of such proposed issue and having dividends or interest determined according to an adjustable, floating or variable rate, the divi-dend or interest rate used shall be: (A) if such series of Preferred Stock or indebtedness has been outstanding for at least twelve months, the actual amount of dividends or interest paid on account of such series of Preferred Stock or indebtedness for the twelve month period immediately preceding the date of such calculation, or (B) if such series of Preferred Stock or indebtedness has been outstanding for less than twelve months, the higher of (1) the dividend or interest rate applicable to such series of Preferred Stock or indebtedness on the date of such calculation or (2) the average dividend or in-terest rate payable on all series of Preferred Stock or indebtedness outstanding during the twelve month period immediately preceding the date of such calcu-lation. "Net income" for any period for the purpose









                   of this Section 9 shall be computed by adding to the net income of the Corporation for said period, de-termined in accordance with generally accepted ac-counting practices, as adjusted by action of the Board of Directors of the Corporation as hereinafter provided, the amount deducted for interest before arriving at such net income (adjusted as above pro-vided). In determining such net income for any pe-riod, there shall be deducted the provisions for de-preciation and depletion as recorded on such books or the minimum amount required therefor under the pro-visions of any then existing trust indenture or supplements thereto of the Corporation, whichever is larger. In the determination of such net income, the Board of Directors of the Corporation may, in the exercise of due discretion, make adjustments by way of increase or decrease in such net income to give effect to changes therein resulting from any acqui-sition of properties or to any redemption, acqui-sition, purchase, sale, or exchange of securities by the Corporation either prior to the issuance of any shares of Preferred Stock, or stock, or securities convertible into stock, ranking on a parity therewith then to be issued or in connection therewith; and

                       (ii) the aggregate of the capital of the Corpo-ration applicable to all stock of any class ranking junior to the Preferred Stock, plus the surplus of the Corporation, shall be not less than the aggregate amount payable upon involuntary liquidation, dis-solution, or winding up of the affairs of the Corpo-ration to the holders of all shares of Preferred Stock and of any shares of stock of any class ranking on a parity therewith to be outstanding immediately after such proposed issue, excluding from such com-putation all indebtedness and stock to be retired through such proposed issue. No portion of the sur-plus of the Corporation utilized to satisfy the foregoing requirements shall be available for divi-dends (other than dividends payable in stock of any class ranking junior to the Preferred Stock) or other distributions upon or in respect of shares of stock of the Corporation of any class ranking junior to the Preferred Stock for the purchase of shares of such junior stock until such number of additional shares of Preferred Stock or of stock, or securities con-vertible into stock, ranking on a parity with the Preferred Stocks are retired or until and to the ex-tent that the capital applicable to such junior stock shall have been increased.









         10.  Dividends on Common Stock

                   So long as any shares of the Preferred Stock are outstanding, the Corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "Common Stock dividend"), except to the extent permitted by the following provisions of this Section 10.

              a. No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed fifty per cent (50%) of the net income of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the second calendar month next preceding the dec-laration of such Common Stock dividend after deducting from such net income, dividends accruing on any preferred stock of the Corporation during such period, if at the end of such period the ratio (herein referred to as the "cap-italization ratio") of the sum of (1) the capital repre-sented by the Common Stock (including premiums on capital stock) and (2) the surplus accounts, of the Corporation, to the sum of (1) the total capital and (2) the surplus accounts, of the Corporation (after adjustment of the surplus accounts to reflect payment of such Common Stock dividend) would be less than twenty per cent (20%).

              b. If such capitalization ratio, determined as aforesaid shall be twenty per cent (20%) or more, but less than twenty-five per cent (25%) no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on [and including] the date of the declaration of such Common Stock dividend, would in the aggregate exceed seventy-five per cent (75%) of the net income of the Cor-poration for the period consisting of the twelve consecu-tive calendar months ending on the last day of the second calendar month next preceding the declaration of such Common Stock dividend after deducting from such net in-come, dividends accruing on any preferred stock of the Corporation during such period; and

              c. If such capitalization ratio, determined as afore-said, shall be in excess of twenty-five per cent (25%), no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than









              twenty-five per cent (25%) except to the extent permitted by the next preceding paragraphs (a) and (b) hereof. For the purpose of this condition:

                        (i) The total capital of the Corporation shall be deemed to consist of the aggregate of (1) the principal amount of all outstanding indebtedness of the Corporation maturing more than one year after the date of issue thereof and (2) the par value of or the stated capital applicable to all outstanding capital stock (including premiums on capital stock) of all classes of the Corporation. All indebtedness and capital stock owned by the Corporation shall be ex-cluded in determining total capital. Surplus ac-counts shall be deemed to include all earned surplus, paid-in surplus, capital surplus, or any other sur-plus of the Corporation.

                       (ii) Such surplus accounts upon which capitali-zation ratios are computed shall be adjusted to eliminate (1) the amount, if any, by which fifteen per cent (15%) of the gross operating revenues of the Corporation (calculated in the manner provided in the covenants relating to payment of Common Stock divi-dends embodied in the indentures and supplemental indentures securing the mortgage bonds of the Corpo-ration) for the entire period from July 1, 1946, to the end of the second calendar month immediately preceding the date of the proposed payment of Common Stock dividends exceeds the total amount expended by the Corporation during such period for maintenance and repairs and the total provision made by the Cor-poration during such period for depreciation, all as shown by the books of the Corporation, and (2) any amounts on the books of the Corporation known or es-timated, if not known, to represent the excess, if any, of recorded value over original cost of used and useful utility plant and other property, and any item set forth on the asset side of the balance sheet of the Corporation as a result of accounting convention, such as unamortized debt discount and expense, capi-tal stock discount and expense, and the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation, or winding up of the Cor-poration upon all outstanding shares of preferred stock of all series over the aggregate stated or par value of such shares, unless any such amount or item, as the case may be, is being amortized or is being provided for by a reserve; and










                      (iii) In computing net income of the Corporation applicable to the Common Stock of the Corporation for any particular twelve (12) months' period for the purposes of this condition, operating expenses, among other things, shall include the greater of (1) the provision for depreciation for such period as re-corded on the books of the Corporation or (2) the amount by which fifteen percent (15%) of the gross operating revenues of the Corporation for such period (calculated in the manner provided in the above men-tioned covenants relating to payment of Common Stock dividends) exceeds the total amount expended by the Corporation during such periods for maintenance and repairs as shown by the books of the Corporation.

         11.  Acceptance of Shares

                   In consideration of the issue by the Corporation, and the acceptance by the holders thereof, of shares of the capital stock of the Corporation, each and every present and future holder of shares of the Preferred Stock, the Common Stock and of any stock hereafter authorized by the Corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Article V and to have agreed that the voting rights of such holder and the restrictions and qualifications thereof shall be as set forth in this Article.

         12.  Outstanding Stock or Evidence of Indebtedness

                   No share of stock or evidence of indebtedness shall be deemed to be "outstanding," as that term is used in this
         Article V, if, prior to or concurrently with the event in ref-erence to which a determination as to the amount thereof out-standing is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

         13.  Right of Unissued Stock or Other Securities

                   No holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any ad-ditional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, de-bentures, or other securities convertible into shares of stock,









         or any class or series thereof; but any such unissued or addi-tional shares, rights, options, or warrants or convertible se-curities of the Corporation may, from time to time, be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as the Board of Directors may, in its discretion, determine, without offering any part thereof to any shareholders of any class or series then of record; and any shares, rights, options or warrants or convertible securities which the Board of Di-rectors may at any time determine to offer to shareholders for subscription may be offered to holders of shares of any class or series at the time existing, to the exclusion of holders of shares of any or all other classes or series at the time ex-isting, in each case as the Board of Directors may, in its discretion, determine.

         14.  Series of Preferred Stock

              a.   Cumulative Preferred Stock, $3.60 Series

                   Anything herein to the contrary notwithstanding, there shall be and is hereby created a series of preferred stock which is hereby designated "Cumulative Preferred Stock, $3.60 Series," dividends on which shares of Cumulative Prefer-red Stock, $3.60 Series, shall be payable, if declared, on the 15th days of January, April, July and October of each year; which dividends shall be cumulative from the first day of the respective quarter-yearly period in which the respective shares of such series shall have been originally issued, the term "quarter-yearly period" as used herein referred to the period from July 1, 1946, to and including September 30, 1946, and thereafter to each quarterly-yearly period of three (3) con-secutive months, beginning with October 1, 1946; the dividend rate of which series is hereby fixed at Three Dollars and Sixty Cents ($3.60) per share per annum; the redemption price of the shares of which series is hereby fixed at One Hundred and Five Dollars and Seventy-Five Cents ($105.75) per share in case of redemption on or prior to September 30, 1951; One Hundred and Four Dollars and Seventy-Five Cents ($104.75) per share in case of redemption subsequent to September 30, 1951, and on or prior to September 30, 1956; and One Hundred and Three Dollars and Seventy-Five Cents ($103.75) per share in case of redemption subsequent to September 30, 1956, in each case plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon; the amount which the shares of such series are entitled to receive in preference to the Common Stock upon any distribution of as-sets other than by dividends from net earnings or surplus upon voluntary liquidation or dissolution of the Corporation is hereby fixed at the then redemption price thereof, plus the









         amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon; the amount which the shares of such series are entitled to re-ceive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or sur-plus, upon any involuntary liquidation or dissolution of the Corporation is hereby fixed at One Hundred Dollars ($100) Dol-lars per share, plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon.

              b.   Cumulative Preferred Stock, $4.10 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.10 Series," and the number of shares constituting said new series is hereby fixed at 175,000 shares.

                       (ii) The dividend rate of the shares of said new series is hereby fixed at $4.10 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

                      (iii) The redemption price of the shares of said new series is hereby fixed at $105.50 per share in case of redemption on or prior to December 31, 1955; $104.50 per share in case of redemption subsequent to December 31, 1955 and on or prior to December 31, 1960; $103.50 per share in case of redemption subse-quent to December 31, 1960 and on or prior to Decem-ber 31, 1965; and $102.50 per share in case of re-demption subsequent to December 31, 1965; plus in each case an amount equal to the dividends at the rate of $4.10 per share per annum from the date div-idends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon any involuntary liquidation or dissolution of the corporation is hereby fixed at $100 per share plus an









                   amount equal to all dividends accumulated and unpaid thereon and the amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the Corpora-tion is hereby fixed as the then redemption price, including an amount equal to all dividends accumu-lated and unpaid thereon.

              c.   Cumulative Preferred Stock, $4.08 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.08 Series," and the number of shares constituting said new series is hereby fixed at 150,000 shares.

                       (ii) The dividend rate of the shares of said new series is hereby fixed at $4.08 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

                      (iii) The redemption price of the shares of said new series is hereby fixed at $105 per share in case of redemption on or prior to December 31, 1959; $104 per share in case of redemption subsequent to Decem-ber 31, 1959 and on or prior to December 31, 1964; $103 per share in case of redemption subsequent to December 31, 1964 and on or prior to December 31, 1969; plus in each case an amount equal to the divi-dends at the rate of $4.08 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corpora-tion is hereby fixed as the then redemption price, including an amount equal to all dividends ac-cumulated and unpaid thereon.









              d.   Cumulative Preferred Stock, $4.11 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.11 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

                       (ii) The dividend rate of the shares of said new series is hereby fixed at $4.11 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

                      (iii) The redemption prices of the shares of said new series are hereby fixed at $105.732 per share in case of redemption on or prior to December 31, 1959; $104.732 per share in case of redemption subsequent to December 31, 1959 and on or prior to December 31, 1964; and $103.732 per share in case of redemption subsequent to December 31, 1964; plus in each case an amount equal to the dividends at the rate of $4.11 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of div-idends theretofore paid thereon.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corpora-tion is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

              e.   Cumulative Preferred Stock, $4.16 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.16 Series," and the number of shares constituting said new series is hereby fixed at 100,000 shares.










                       (ii) The dividend rate of the shares of said new series is hereby fixed at $4.16 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

                      (iii) The redemption prices of the shares of said new series are hereby fixed at $106.25 per share in case of redemption on or prior to December 31, 1961; $105.75 per share in case of redemption subsequent to December 31, 1961 and on or prior to December 31, 1966; $104.75 per share in case of redemption subse-quent to December 31, 1966 and on or prior to Decem-ber 31, 1971; and $103.75 per share in case of re-demption subsequent to December 31, 1972; plus in each case an amount equal to the dividends at the rate of $4.16 per share per annum from the date div-idends on the shares to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corpora-tion is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

              f.   Cumulative Preferred Stock $4.56 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.56 Series," and the number of shares constituting said new series is hereby fixed at 150,000 shares.

                       (ii) The dividend rate of the shares of said new series is hereby fixed at $4.56 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.










                      (iii) The redemption prices of the shares of said new series are hereby fixed at $105.89 per share in case of redemption on or prior to December 31, 1969; $104.75 per share in case of redemption subsequent to December 31, 1969 and on or prior to December 31, 1974; $103.61 per share in case of redemption subse-quent to December 31, 1974 and on or prior to Decem-ber 31, 1979; and $102.47 per share in case of re-demption subsequent to December 31, 1979; plus in each case an amount equal to the dividends at the rate of $4.56 per share per annum from the date div-idends on the shares to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corpora-tion is hereby fixed as the then redemption price, including an amount equal to all dividends ac-cumulated and unpaid thereon.

              g.   Cumulative Preferred Stock, $6.80 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $6.80 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

                       (ii) The dividend rate of the shares of said new series is hereby fixed at $6.80 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

                      (iii) The redemption prices of the shares of said new series are hereby fixed at $106.29 per share in case of redemption on or prior to December 31, 1973; $105.59 per share in case of redemption subsequent to December 31, 1973 and on or prior to December 31,












                   1978; $104.89 per share in case of redemption subse-quent to December 31, 1978 and on or prior to Decem-ber 31, 1983; and $103.19 per share in case of re-demption subsequent to December 31, 1983; plus in each case an amount equal to the dividends at the rate of $6.80 per share per annum from the date div-idends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; pro-vided, however, that the shares of said new series shall not be redeemable prior to May 1, 1973 from the proceeds of any refunding of shares of said new se-ries through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to divi-dends or on liquidation, if such debt has an effec-tive interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corpora-tion is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

              h.   Cumulative Preferred Stock, $7.00 Series

                        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock $7.00 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

                       (ii) The dividend rate of the shares of said new series is hereby fixed at $7.00 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

                      (iii) The redemption prices of the shares of said new series are hereby fixed at $108.45 per share in









                   case of redemption on or prior to December 31, 1974; $106.79 per share in case of redemption subsequent to December 31, 1974 and on or prior to December 31, 1979; $104.95 per share in case of redemption subse-quent to December 31, 1979 and on or prior to Decem-ber 31, 1984; and $103.20 per share in case of re-demption subsequent to December 31, 1984; plus in each case an amount equal to the dividends at the rate of $7.00 per share per annum from the date div-idends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon; pro-vided, however, that the shares of said new series shall not be redeemable prior to January 1, 1974 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to divi-dends or on liquidation, if such debt has an effec-tive interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

                       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corpora-tion is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

              i.   Cumulative Preferred Stock, Adjustable Rate Series A

                        (i) There be and there hereby is created from the authorized and unallocated shares of Cumulative Preferred Stock of the Company, a new series of Cu-mulative Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, Ad-justable Rate Series A" and the number of shares constituting said new series is hereby fixed at 300,000 shares.

                       (ii) The dividend rate of the shares of said new series of Cumulative Preferred Stock is hereby fixed at: (A) 6.15% per annum for the initial dividend period from and including the date of original issu-ance through June 30, 1986 and (B) the Applicable Rate, as hereinafter defined, from time to time in









                   effect, for each subsequent dividend period; divi-dends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the pre-ceding month; except that the dividend period for the first such dividend shall begin with and include the date of original issuance; the dividends payable on said new series of Cumulative Preferred Stock for the period from and including the date of original issu-ance of said new series of Cumulative Preferred Stock to and including June 30, 1986 and for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable; the dividends payable for each full quarterly dividend period commencing after June 30, 1986 shall be com-puted by dividing the Applicable Rate for such divi-dend period by four (rounded to the nearest one-hundredth of a percent) and applying such computed rate against the par value per share of said new se-ries of Cumulative Preferred Stock.

                        The Applicable Rate with respect to each divi-
                   dend period will be calculated as promptly as prac-ticable by the Company according to the appropriate method described herein. The Company will cause no-tice of such Applicable Rate to be enclosed with, or mailed concurrently with, the dividend payment checks next mailed to the holders of shares of said new se-ries of Cumulative Preferred Stock.

                        Applicable Rate.  Except as provided below in
                   this paragraph, the "Applicable Rate" for any divi-dend period will be equal to 76% of the highest of:
                   (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate and (C) the Thirty Year Constant Matu-rity Rate (each as hereinafter defined) for such dividend period. If the Company determines, in good faith, that for any reason one or more of (A) the Treasury Bill Rate, (B) the Ten Year Constant Matu-rity Rate, and (C) the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be based on the higher of whichever such rates can be so determined. If the Company determines, in good faith, that neither (A) the Treasury Bill Rate,
                   (B) the Ten Year Constant Maturity Rate nor (C) the Thirty Year Constant Maturity Rate can be determined









                   for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period. Notwithstanding anything to the contrary herein, the Applicable Rate for any dividend shall not be less than 5.50% per annum or greater than 10.25% per annum.

                        Treasury Bill Rate.  Except as provided below in
                   this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recently weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury Bills, published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next pre-ceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per an-num market discount rate during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most re-cent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calender Period) for three-month U.S. Treasury Bills, pub-lished during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum mar-ket discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Gov-ernment department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for all of the U.S. Treasury Bills then having maturities of not less than 80 days nor more than 100 days, published during such Calendar Period by the Federal Reserve Board or, if the Fed-eral Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines, in good faith, that no such U.S.









                   Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily, for each business day in New York City (or less fre-quently if daily quotations shall not be generally available), to the Company by at least three recog-nized dealers in U.S. Government securities selected by the Company. If the Company determines, in good faith, that for any reason the Company cannot deter-mine the Treasury Bill Rate for any dividend period as provided above in this paragraph, then the Trea-sury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calen-dar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a ma-turity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. The weekly per annum market discount rate for three-month U.S. Treasury Bills shall be the secondary market rate.

                        Ten Year Constant Maturity Rate.  Except as
                   provided below in this paragraph, the "Ten Year Con-stant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields as herein-after defined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be pub-lished during the relevant Calendar Period as defined below), published by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic









                   average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum av-erage yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight years nor more than twelve years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yield, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company de-termines in good faith that for any reason the Com-pany cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Pe-riod for each of the issues of actively traded mar-ketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight years nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                        Thirty Year Constant Maturity Rate.  Except as
                   provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most re-cent weekly per annum Thirty Year Average Yields as hereinafter defined (or the one weekly per annum Thirty Year Average Yield, if only one such Yield









                   shall be published during the relevant Calendar Pe-riod as defined below), published by the Federal Re-serve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such div-idend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Av-erage Yield, if only one such Yield shall be pub-lished during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic av-erage of the two most recent weekly per annum average yields to maturity (or the one weekly per annum av-erage yield to maturity, if only one such Yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securi-ties) than having maturities of not less than twenty-eight nor more than thirty years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by a U.S. Government department or agency selected by the Com-pany. If the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Trea-sury fixed interest rate securities (other than Spe-cial Securities) with a final maturity date not less than twenty-eight years nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City









                   (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities se-lected by the Company.

                        Certain Definitions.  As used herein:  (A) the
                   term "Calendar Period" means a period of fourteen calendar days; (B) the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; (C) the term "Ten Year Average Yield" means the average yield to maturity for ac-tively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and (D) the term "Thirty Year Average Yield" means the average yield to maturity for ac-tively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                      (iii) The redemption prices of the shares of said new series of Cumulative Preferred Stock are hereby fixed at (A) $106.15 per share in case of redemption on or prior to June 30, 1991; (B) $103.00 per share in case of redemption subsequent to June 30, 1991, and on or prior to June 30, 1996; and (C) $100.00 per share in case of redemption subsequent to June 30, 1996, plus in each case an amount equal to the divi-dends at the respective Applicable Rates (as defined above) per share per annum from the date dividends on the shares of the new series of Cumulative Preferred Stock to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, how-ever, that the shares of said new series of Cumula-tive Preferred Stock shall not be redeemable, di-rectly or indirectly, prior to July 1, 1991 with the proceeds from borrowed funds, or from the issuance of any preferred stock ranking prior to or on a parity with the shares of said new series of Cumulative Preferred Stock as to dividends or on liquidation, having an effective cost to the Company, computed in accordance with generally accepted financial prac-tice, of less than 6.15% per annum.

                       (iv) The amount which the shares of said new series of Cumulative Preferred Stock are entitled to









                   receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the Company is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

              j.   Cumulative Preferred Stock, Adjustable Rate Series B

                        (i) There be and there hereby is created from the authorized and unallotted shares of Cumulative Preferred Stock of the Company, a new series of Cu-mulative Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, Ad-justable Rate Series B" and the numbered of shares constituting said new series is hereby fixed at 650,000 shares.

                       (ii) The dividend rate of the shares of said new series of Cumulative Preferred Stock is hereby fixed at: (A) 6.80% per annum for the initial dividend period from and including the date of original issu-ance through June 30, 1987 and (B) the Applicable Rate, as hereinafter defined, from time to time in effect, for each subsequent dividend period; divi-dends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October of each year for the quarterly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with and include the date of original issuance; the dividends payable on said new series of Cumulative Preferred Stock for the period from and including the date of original issuance of said new series of Cumulative Preferred Stock to and including June 30, 1987 and for any pe-riod less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable; the dividends payable for each full quarterly divi-dend period commencing after June 30, 1987 shall be computed by dividing the Applicable Rate for such dividend period by four (rounded to the nearest one-hundredth of a percent) and applying such computed rate against the par value per share of said new se-ries of Cumulative Preferred Stock.












                        The Applicable Rate with respect to each divi-
                   dend period will be calculated as promptly as prac-ticable by the Company according to the appropriate method described herein. The Company will cause no-tice of such Applicable Rate to be enclosed with, or mailed concurrently with, the dividend payment checks next mailed to the holders of shares of said new se-ries of Cumulative Preferred Stock.

                        Applicable Rate.  Except as provided below in
                   this paragraph, the "Applicable Rate" for any divi-dend period will be equal to 78% of the highest of:
                   (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate and (C) the Thirty Year Constant Matu-rity Rate (each as hereinafter defined) for such dividend period. If the Company determines, in good faith, that for any reason one or more of (A) the Treasury Bill Rate, (B) the Ten Year Constant Matu-rity Rate, and (C) the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be based on the higher of whichever such rates can be so determined. If the Company determines, in good faith, that neither (A) the Treasury Bill Rate,
                   (B) the Ten Year Constant Maturity Rate nor (C) the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period. Notwithstanding anything to the contrary herein, the Applicable Rate for any dividend period shall not be less than 5.50% per annum or greater than 11.00% per annum.

                        Treasury Bill Rate.  Except as provided below in
                   this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury Bills, published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next pre-ceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per an-num market discount rate during such Calendar Period,









                   then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most re-cent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for three-month U.S. Treasury Bills, pub-lished during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum mar-ket discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Gov-ernment department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for all of the U.S. Treasury Bills then having maturities of not less than 80 days nor more than 100 days, published during such Calendar Period by the Federal Reserve Board or, if the Fed-eral Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines, in good faith, that no such U.S. Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily, for each business day in New York City (or less fre-quently if daily quotations shall not be generally available), to the Company by at least three recog-nized dealers in U.S. Government securities selected by the Company. If the Company determines, in good faith, that for any reason the Company cannot deter-mine the Treasury Bill Rate for any dividend period as provided above in this paragraph, then the Trea-sury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calen-dar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a ma-turity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen









                   and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government se-curities selected by the Company. The weekly per annum market discount rate for three-month U.S. Treasury Bills shall be the secondary market rate.

                        Ten Year Constant Maturity Rate.  Except as
                   provided below in this paragraph, the "Ten Year Con-stant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields as herein-after defined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be pub-lished during the relevant Calendar Period as defined below), published by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum av-erage yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight years nor more than twelve years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or









                   agency selected by the Company. If the Company de-termines in good faith that for any reason the Com-pany cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Pe-riod for each of the issues of actively traded mar-ketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight years nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                        Thirty Year Constant Maturity Rate.  Except as
                   provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most re-cent weekly per annum Thirty Year Average Yields as hereinafter defined (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Pe-riod as defined below), published by the Federal Re-serve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such div-idend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Av-erage Yield, if only one such Yield shall be pub-lished during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate










                   for such dividend period shall be the arithmetic av-erage of the two most recent weekly per annum average yields to maturity (or the one weekly per annum av-erage yield to maturity, if only one such Yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securi-ties) then having maturities of not less than twenty-eight years nor more than thirty years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot deter-mine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight years nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

                        Certain Definitions.  As used herein:  (A) the
                   term "Calendar Period" means a period of fourteen calendar days; (B) the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; (C) the term "Ten Year Average Yield" means the average yield to maturity for ac-tively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and (D) the term "Thirty Year Average Yield" means the average yield to maturity for ac-tively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).










                      (iii) The redemption prices of the shares of said new series of Cumulative Preferred Stock are hereby fixed at (A) $106.80 per share in case of redemption on or before May 31, 1992; (B) $103.00 per share in case of redemption subsequent to May 31, 1992, and on or prior to May 31, 1995; and (C) $100.00 per share in case of redemption subsequent to May 31, 1995, plus in each case an amount equal to the dividends at the respective Applicable Rates (as defined above) per share per annum from the date dividends on the shares of the new series of Cumulative Preferred Stock to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, how-ever, that the shares of said new series of Cumula-tive Preferred Stock shall not be redeemable, di-rectly or indirectly, prior to May 31, 1992 with the proceeds from borrowed funds, or from the issuance of any preferred stock ranking prior to or on a parity with the shares of said new series of Cumulative Preferred Stock as to dividends or on liquidation, having an effective cost to the Company, computed in accordance with generally accepted financial prac-tice, of less than 6.80% per annum.

                       (iv) The amount which the shares of said new series of Cumulative Preferred Stock are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the Company is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

                  ARTICLE VI.  LIMITATION OF DIRECTOR LIABILITY

                   A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing vio-lation of law; (iii) liability based on the payment of an im-proper dividend or an improper repurchase of the Corporation's stock under Section 180.0833 of the Wisconsin Business Corpo-ration Law or for liability arising under Section 551.59 of the Wisconsin Statutes for the unlawful sale of securities; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or









         omission occurring prior to May 28, 1987. If the Wisconsin Business Corporation Law is further amended to authorize the further elimination or limitation of the liability of direc-tors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the Wisconsin Business Corporation Law. Any re-peal or modification of this Article by the shareholders of the Corporation shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                        ARTICLE VII.  AMENDMENT OF BYLAWS

                   Authority to make and alter the Bylaws of the Corpo-ration is hereby vested in the Board of Directors of the Cor-poration, subject to the power of the stockholders to change or repeal such Bylaws; provided, however, the Board of Directors shall not make or alter any bylaw fixing their number, quali-fications, classifications or term of office.
































                                       -37-